Code of Ethics

Code of Ethics

Revision Date	This version of the Code of Ethics is effective as of June 9, 2009

Entities	The following Entities have adopted this Code of Ethics (“Code”):
Adopting the
Code of Ethics	Principal Funds, Inc.
Principal Variable Contracts Funds, Inc.
Principal Management Corporation (“PMC”)
Principal Financial Advisors, Inc. (“PFA”)
Principal Funds Distributor (“PFD”)

The entities are collectively known as the “Fund Entities."

Administration	The Code is administered by, or under the supervision of, the PMC’s
and Reporting	Designated Code of Ethics Compliance Officer. The staff maintains a database of all identified Access Persons and their disclosed financial accounts.

Access Persons certify receipt of, understanding of, and intent to comply with, the Code; report the execution of trades; and report holdings to the
Designated Code of Ethics Compliance Officer via a paper report with copies of statements of all disclosed accounts. Gifts are reported via email or handwritten.

The Designated Code of Ethics Compliance Officer will make exceptions to the provisions of the Code where necessary to ensure reporting is complete and as accurate as possible given the various policies and procedures used by firms holding disclosed accounts.

Inside	Under no circumstances may you use material, non-public information in
Information	connection with a securities transaction. Such purchases are considered a violation of the Code, even if pre-clearance is requested and received.

The entities to which this Code applies have adopted an Insider Trading
Policy which is included herein by reference. The Policy may be found at
http://inside.principal.com/gfr/brc/busprac/insidertradingstatement.shtm.

Continued on next page

Code of Ethics, Continued

Purpose of the	The Code is designed to ensure that Access Persons conduct their personal
Code	trading activities in a manner that does not take advantage of their access to non-public securities holdings information and trade activities of the Principal
Funds and to reasonably prevent Access Persons from employing any device, scheme or artifice to defraud the Funds; making any untrue statements of material fact to the Funds or omitting to state a material fact necessary in order to make the statements made to the Funds not misleading, in light of the circumstances under which they are made; engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the
Funds; or engaging in any manipulative practice with respect to the Funds.

Access Persons subject to the Code must observe the applicable standards of duty and care and comply with all applicable federal and state securities laws.
Access Persons may not evade the Code’s provisions by having another person, whether family, friend or other, act in a manner in which the Access person is prohibited to act.

Access Persons are required to disclose and report personal securities accounts and activities as described in the Code. Disclosures and reports will be monitored and reviewed by Compliance staff in an effort to ensure that
Access Persons are not taking advantage of their access to non-public securities holdings information and trade activities of the Principal Funds.

Access Persons are also required to report to Compliance any violations of the
Code promptly.

Access Persons will receive, and be required to certify to, the Code each
January and more often as material changes may be made. The most recent copy of the Code is always available from the Designated Code of Ethics
Compliance Officer or using the intranet address of
http://inside.principal.com/ris/prin_funds/main/Navigation/mf_compliance.sh
tm.

Access Persons Subject to the Code of Ethics

Who is Subject	The following individuals are subject to the Code as “Access Persons”:
to the Code?
	1)	Officers and Directors of PMC, PFA and the Funds[1] ;
	2)	Officers and Directors of PFD[2] and any company controlling PMC, who obtain information regarding the purchases and sales of fund securities in their regular functions or duties or whose functions relate to the recommendations of such purchases and sales;
	3)	Employees, temporary employees and contract employees of PMC[3] and the Funds who:
		a)	Have access to non-public information regarding the Funds’ purchases and sales of securities or portfolio holdings, or
		b)	Who are involved in making, or have access to, recommendations made to a Fund.
	4)	Employees, temporary employees and contract employees of PMC[3]
and/or PFA who:
		a)	Have access to non-public information regarding a customer’s purchase or sale activity, or
		b)	Are involved in making, or have access to, recommendations made to a customer.

[1] Under 17j-1, an Access Person who is an Independent Director and who would be required to make a report solely by reason of being a Fund director, need not make an initial holdings or an annual holdings report. In addition, an
Independent Director need not provide a quarterly transaction report unless the Independent Director knew, or in the ordinary course of fulfilling his or her official duties as a Fund director, should have known, that during the 15-day period immediately before or after the Independent Director's transaction in a Security, the Fund purchased or sold the Security, or the Fund's Manager considered purchasing or selling the Security.
2 No officers or directors of PFD meet the 17j-1 definition of Access Person solely because of their positions as officer or director of PFD.
[3] Employees, temporary employees and contract employees who are also employees of Principal Global Investors
(“PGI”) and the Portfolio Manager(s) of the Core/Satellite portfolios of the Principal Funds are considered in compliance with this Code by complying with PGI’s Code of Ethics. PMC Compliance staff will verify compliance at least annually by reviewing records maintained by PGI. Notification of violations is provided to the Designed
Code of Ethics Compliance Officer quarterly by PGI staff.

Certificate of Compliance

Copies of the	The Code of Ethics is delivered to every Access Person at least once a year,
Code of Ethics	in January. The Code is distributed more often as material changes are made.
A copy of the Code is available upon request from the Designated Code of
Ethics Compliance Officer.

Certificate of	At least annually (following the fourth quarter) and more often as
Compliance	amendments may be made, you are required to complete a Certification of
Compliance. By completing the certification you are certifying that you have read and understand the Code of Ethics, and agree to comply with its requirements.

Disclosing Accounts

Types of	Access Persons do not need prior approval to open financial accounts, but
Financial	must disclose them. The accounts which must be disclosed include those held
Accounts	at broker-dealers, transfer agencies, investment advisory firms and other types of financial services firm.

Accounts in	Financial accounts which must be disclosed include those in which you have
which APs have	beneficial ownership. Accounts in which you have beneficial ownership
Beneficial	are those in which you have any direct or indirect financial interest,
Ownership	including:

· Accounts held individually in your own name or jointly with others;
· Accounts held by members of your family sharing the same household;
· Your proportionate interest in portfolio securities held in partnership (e.g., an investment club);
· Accounts holding derivative securities that can be converted through exercise or conversion (e.g., options and warrants);
· Situations where securities are held in certificate form (e.g., stock certificates and coupon bonds held in files, safes and safe deposit boxes);
and
· Accounts held at Investment Advisory firms, even such accounts for which the adviser has complete discretion.

Exempted	Accounts exempt from the reporting requirements include:
Accounts
· Accounts that hold ONLY exempt securities (described later) AND that
CANNOT be used to trade non-exempt securities;
· Principal employee 401(k) plan accounts and Excess Plan accounts;
· Principal employee ESPP accounts; and
· Principal stock option accounts.

Principal stock option accounts that have been “upgraded” to allow for trading in securities other than PFG stock must be disclosed.

Continued on next page

Disclosing Accounts, Continued

Duplicate	You must provide copies of your most recent account statements when you
Confirmation	become an Access Person and, going forward, for the entire quarter at the end
and Statements	of each quarter.

If duplicate statements cannot be provided for any reason, you are required to provide a reason on the Quarterly Reporting Cover Sheet (QRCS) and report all transactions and holdings for that account on the QRCS.

Disclosing Security Holdings

Definition of	When used in our Code, “Security” has the same meaning as that set forth in
Securities	Section 2(a)(36) of the Investment Company Act of 1940 which states:

“…any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.”

Securities that are included in the definition for purposes of the Code include
Principal mutual funds, including those used as investment options in
Principal Life variable annuity and variable life contracts. The definition includes mutual funds managed by affiliated companies, including those used as funding options in non-proprietary variable annuity and variable life insurance contracts. A list of these funds can be found in Appendix A.

Exempt	The Code exempts direct obligations of the Government of the United States,
Securities	bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements and shares of any money market mutual funds from the definition of security.

It also exempts any of the following that are NOT managed by PMC or an affiliate: shares of open-end investment companies (i.e., mutual funds), open-
end exchange traded funds (ETFs), funds used in 529 plans, and shares issued by unit investment trusts (e.g., variable annuity and variable life contracts)
that are invested exclusively in one or more open-end mutual funds that are not managed by PMC or an affiliate. Finally, the Code also exempts
Principal Financial Group stock.

Continued on next page

Disclosing Security Holdings, Continued

Initial Holdings	Upon becoming an Access Person, you are required to 1) Identify all
Report (IHR)	beneficially-owned accounts in which non-exempt securities transactions may be completed or non-exempt securities are, or may be, held, and 2) Complete an Initial Holdings Report (IHR). You must supply copies of account statements to satisfy this requirement and the account statements can be no older than 45 days of your identification as an Access Person. You must also report any non-exempt securities that you own beneficially that are not held in an account.

If you cannot provide account statements, you must make your reporting on the New Access Person Cover sheet.

The IHR must be completed within 10 business days of the date you become an Access Person.

Annual	You must complete an Annual Holdings Report (AHR) no later than
Holdings	January 30 of each year. The AHR is used to disclose holdings within your
Report (AHR)	disclosed accounts as of the end of each calendar year (information must be current to within 45 days of the report date).

To complete this report, you must submit copies of your annual account statements showing holdings as of the end of the year along with the
Quarterly Reporting Cover Sheet.

If you cannot provide statements, you must make your reporting on the
Quarterly Reporting Cover Sheet (QRCS) and provide copies of whatever source document for the information you are reporting that is available.

Restricted and Prohibited Transactions

Initial Public	An Initial Public Offering (IPO) is the first sale of stock by a company to
Offerings and	the public. A Limited Offering (LO) is an offering that is exempt from
Limited	registration such as private placements, hedge funds and limited partnerships.
Offerings	You are generally not permitted to trade in either type of security.

However, Access Persons may make a written request for approval to engage in transactions in these securities. The request may be submitted to the
Designated Code of Ethics Compliance Officer and will be forwarded to the
President of Principal Management Corporation for consideration. Requests must clearly describe any special circumstances that might permit such approval.

Quarterly Transaction Reporting

The Quarterly	Following the end of each calendar quarter, you will be notified by email to
Transaction	submit your Quarterly Transaction Report (QTR). To complete the report,
Report (QTR)	you must submit copies of your statements for the quarter attached to the
Quarterly Reporting Cover Sheet (QRCS). If, for any reason, you cannot provide a copy of any of your account statements for the quarter, you must provide a reason on the QRCS and disclose your transactions for the quarter on the QRCS.

The QTR report is due within 30 calendar days of the end of the quarter.

Information on	The QTR must include all personal securities transactions occurring during
the QTR	the previous quarter. Transactions in any security (as defined in the
“Disclosing Securities” section) must be disclosed unless the security or transaction is specifically exempted.

Transactions	The following transactions do not need to be reported on the QTR, even if
Exempt from	they involve reportable securities:
Quarterly
Reporting	· Transactions completed under an Automatic Investment Plan;
· Transaction completed under an Automatic Redemption Plan;
· Transactions in securities issued by PFG or an affiliate (e.g., PFG stock);
· Non-volitional transactions (e.g., stock splits and dividend reinvestments).

Gift Reporting

Gift Reporting	You are prohibited from receiving any gift or other thing having a value of
Requirements	more than $100 in the aggregate in any calendar year from any person or entity that does business with or on behalf of any entity to which the Code applies. Gifts do not include occasional dinners, sporting event tickets or other entertainment that you attend with your host.

All gifts valued at $50 or more must be reported via email to the Designated
Code of Ethics Compliance Officer. You will need the following information to report gifts:
· Description of gift
· Type of gift (goods and services, entertainment and meals that you do not attend with your host, other)
· The name and relationship of the gift donor
· Date the gift was received
· Value of the gift received
· Reason the gift was given

It is your responsibility to assure all of the information is accurate and that the
Gift Reporting is completed in a timely fashion. Failure to do so is a violation of this Code of Ethics. Note that other limits and reporting may also be required by Corporate and entities you may be affiliated with such as Princor,
Principal Fund Distributors, Principal Global Investors, Post, Spectrum, Edge,
CCI, Morley, etc.

Access Person Outside Business Activity

Outside	The Code does not prohibit you from participating in outside business
Business	activities provided those activities do not conflict with the business of any
Activity	entity to which this Code applies. Generally, you are prohibited from serving on the board of directors of any publicly traded company. However, you may request prior authorization from the Designated Code of Ethics Compliance
Officer to serve in such capacity. Requests should be made in writing and state why the position is necessary and how it is not in conflict with the interests of any entity to which this Code applies (and the Funds’
shareholders, where applicable).

Code Administration, Violation Reporting and Sanctions

Responsibilities	The CCOs of the Principal Fund Entities are responsible for overseeing the
for the	implementation of the Code on a day-to-day basis and may appoint one or
Administration	more Designated Code of Ethics Compliance Officers for this purpose. All
of the Code	reported transactions and reports are reviewed by a member of the compliance staff as a part of a normal routine and/or during audits of the system and processes.

Responsibility for this Code is vested in the Presidents of the Principal Fund
Entities that have adopted the Code. However, if you have questions regarding the interpretation of this Code, or have identified any potential issues or breaches of the Code, you should contact one of the personnel listed below. The identity of the person currently serving in such role may be obtained from the Administrative Assistant to the President of PMC. The
contact list, in order of escalation, is:

· Designated Code of Ethics Compliance Officer
· PMC CCO (or PFA CCO if you are an AP of PFA)
· Counsel for the Funds
· Principal Funds CCO

Sanctions	If a potential violation of the Code is identified, you will be contacted to discuss the issue. If you violate a provision of the Code, sanctions may be imposed as necessary, based on a variety of factors including the seriousness of the infraction, your history of violations and the dollar amount involved.

Sanctions for violations of the Code’s provisions may include:

· Oral warning;
· Additional training;
· Letter of censure;
· Suspension of personal securities trading privileges;
· Disgorgement of profits to a charitable organizations determined by PMC or PFA;
· Suspension of employment; or
· Termination of employment.

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Code Administration, Violation Reporting and Sanctions,

Continued

Violation		All Access Persons and employees of the Principal are required to promptly
Reporting		report known or suspected violations of the Code of Ethics to any one of the
Requirements		individuals named above.

You may also report violations through the corporate “Whistle Blower”
process. You may find information about this process at
http://inside.principal.com/gfr/brc/busprac/whistleblower.shtm and make reporting through the website. You may also call 1-866-858-4433, which is staffed 24/7. Information passed through the Whistle Blower process will remain confidential.

All Code violations that are discovered by electronic monitoring, manual review or audit or reported by other individuals will be reported to the appropriate Chief Compliance Officers of the Funds, PMC, PFA and/or PFD.
Any of these CCOs may recommend to the President of the appropriate Fund
Entity, the imposition of such sanctions as s/he deems appropriate.

Annually, the Compliance Department will provide a written report to the
Boards of Directors of the Funds that, at a minimum, will include:

	1.	A certification the Funds, PMC, and PFD have each adopted
procedures reasonably necessary to prevent its Access Persons from violating the Code; and
	2.	A description of issues that arose during the previous year under the
Code since the last report to the board, including information about material violations and sanctions imposed in response to those violations.

Glossary

Bolded Terms	The bolded terms found throughout this code are included below with their definitions.

Glossary	Access Person – Access Persons are those individuals identified as officers and directors of the Funds, PMC, PFA, and PFD and/or employees, temporary employees or contract employees with access to certain non-public information concerning the Funds or other customers of an investment adviser.

Annual Holdings Report – A yearly report showing all current reportable securities holdings for a particular Access Person. Due in January of each year.

Automatic Investment Plan – An investment program in which regular periodic purchases are made automatically in investment accounts in accordance with a predetermined schedule (e.g., monthly or quarterly) and allocation.

Automatic Redemption Plan – An investment program in which regular periodic redemptions or sales are made automatically from investment accounts in accordance with a predetermined schedule (e.g., monthly or quarterly) and allocation.

Beneficial Ownership – Financial accounts and/or security holdings in which an Access Person has any direct or indirect financial interest.

Certificate of Compliance – A certification whereby you certify that you have read and understand the Code of Ethics and agree to abide by its terms.

Dividend Reinvestment Program – An Automatic Investment Plan whereby the account owner instructs the transfer agent to automatically invest any dividends earned back into the account by using the proceeds to buy more securities.

Initial Holdings Report – A report showing all reportable securities holdings for a particular Access Person current within 45 days before the date the
Access Person is identified by Compliance.

Continued on next page

Glossary, Continued

Glossary	Initial Public Offering – A first-time sale of stock by a private company to
(continued)	the public.

Limited Offering – a stock offering that is exempt from the registration requirements of the SEC.

Outside Business Activity – Business related activities that an Access Person may participate in that may present, in fact or appearance, a conflict of interest to our fund shareholders or other customers of one of our investment advisers.

Quarterly Transaction Report – A report that shows all the reportable security transactions for the quarter. The report is due by the end of the month following each calendar quarter.

Restricted List – A list of all securities currently held in the Principal Funds.

Security – The definition used in this Code is the same as that found in
Section 2(a)(36) of the Investment Company Act of 1940. See the section on
Reportable Securities for more information.

Whistle Blower Policy – The Whistle Blower Policy at the Principal
Financial Group allows for any employee to report suspected fraudulent, unethical and/or non-compliant behaviors of others at The Principal with anonymity.

Appendix A – Mutual Funds Managed by Affiliates

Introduction	Holdings and transactions in mutual funds managed by Principal or an affiliate must be disclosed to the Designated Compliance offer

Mutual Funds	· American Beacon Funds High Yield Bond Fund
Managed by	· AXA Premier VIP High Yield Bond Portfolio
Affiliates	· Diversified Investment Advisors – Diversified Investors – Mid Cap
Growth Fund and Diversified Institutional Mid-Cap Growth Fund
· Russell Investment Company – Equity I Fund and Diversified Equity
Fund
· Old Mutual Advisor Funds II – Old Mutual Columbus Circle Technology
& Communications Portfolio
· Old Mutual Insurance Series Fund - Old Mutual Columbus Circle
Technology & Communications Portfolio
· Saratoga Technology & Communications Fund
· Thrivent Partner International Stock Fund and World Allocation Fund
· Riversource International Aggressive Growth Fund
· Wilmington Multi-Manager International Fund
· Balentine International Equity Fund Select, L.P.
· Global Managers Investment Asia Ex Japan Equity Manager of Managers
Fund
· Christian Brothers Investment Services CUIT International Equity Fund
· Nationwide Enhanced Income Fund
· NVIT Enhanced Income Fund
· Nationwide Short Duration Bond Fund
· Nuveen Quality Preferred Income Fund, Quality Preferred Income Fund
2, Preferred Income Fund 3, Multi-Strategy Income Growth Fund, Multi-
Strategy Income Growth Fund 2 and Tax-Advantaged Floating Rate
Fund
· CQDI (Citigroup Alternative Investments Short-Term Fund)
· AIG Sunamerica FS Variable Separate Account
· American General Life Insurance Company Separate Account D
· Farmers Variable Life Separate Account A and Farmers Annuity Separate
Account A
· Standard Insurance Company Separate Account C
· TIAA-CREF Life Separate Account VLI-1